July 29, 1996




Blessings Corporation
200 Enterprise Drive
Newport News, Virginia  23603


         Re:      Registration Statement on Form S-8
                  under the Securities Act of 1933,
                  As Amended, of 50,000 shares of
                  Common Stock, $.71 Par Value

Gentlemen:

You have requested our opinion in connection with the Registration Statement on Form S-8, to be filed in June 1996, by Blessings Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering 50,000 shares of Common Stock, $.71 par value, to be offered by the Company to non-employee Directors of the Company pursuant to the Company's 1995 Non-Employee Directors Stock Option Plan (the "1995 Non-Employee Directors Stock Option Plan").

As counsel for the Company, we are familiar with the proceedings relating to the authorization of the aforementioned 50,000 shares of Common Stock, $.71 par value, which may be issued in connection with the 1995 Non-Employee Directors Stock Option Plan, and in addition have examined such other records of the Company, certificates of governmental and public officials, and other instruments and certificates of officers of the Company, and have made such investigations of law as we have deemed appropriate as the basis of the opinion hereinafter expressed.

Based upon the foregoing, it is our opinion that:

         (1) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

         (2) The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, $.71 par value.

         (3) With respect to the 50,000 shares of Common Stock, $.71 par value, which may be offered to non-employee Directors of the Company pursuant to the 1995 Non-Employee Directors Stock Option Plan, all of such shares of Common Stock have been duly and validly authorized for issuance and when issued in accordance with the provisions of the 1995 Non-Employee Directors Stock Option Plan, will be legally issued, fully paid and non-assessable and no personal liability will attach to the holders thereof under the laws of the State of Delaware, the state of incorporation of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8.

                                                     Yours very truly,

                                           PATTEN, WORNOM & WATKINS, L.C.

                                                /s/Joseph H. Latchem, Jr.
                                               __________________________

                                                   For the Firm